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                                                                Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-89082 and No. 33-97900 of Washington Federal, Inc. on forms S-8 or our report dated October 19, 1998, incorporated by reference in the Annual Report on Form 10-K of Washington Federal, Inc. for the year ended September 30, 1998.

/s/ Deloitte & Touche LLP
    DELOITTE & TOUCHE LLP

December 24, 1998
Seattle, Washington